EXHIBIT 5.1




                  [LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]






                                May 28, 1997



         JP Foodservice, Inc.
         9380 Patuxent Woods Drive
         Columbia, MD  21046

         Ladies and Gentlemen:

               We have acted as special counsel to JP Foodservice, Inc., a Delaware corporation (the "Company"), in connection with the registration of 79,250 shares of common stock, par value $0.01 per share, of the Company (the "Shares"), under the Securities Act of 1933, as amended, on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on May 28, 1997 (the "Registration Statement").

               In connection with our rendering this opinion, we have reviewed (i) the Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company; (ii) the Registration Statement; (iii) certain resolutions adopted or to be adopted by the Board of Directors of the Company; and (vi) such other documents, records and papers as we have deemed necessary or appropriate in order to give the opinions set forth herein. We have relied as to factual matters on certificates or other documents furnished by the Company or its officers and by governmental authorities and upon such other documents and data that we have deemed appropriate. We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all docu-ments submitted to us as copies.

               We are not members of the Bar of any jurisdiction other than the State of New York and, with your consent, we are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws or the laws of any other jurisdiction.

               Based on such examination and review, and subject to the foregoing, we are of opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.




         JP Foodservice, Inc.
         May 28, 1997
         Page 2




               We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof and any amendments thereto.

                                                Very truly yours,

                                                /S/ Wachtell, Lipton,
                                                    Rosen & Katz